FOURTH AMENDMENT AGREEMENT

This FOURTH AMENDMENT AGREEMENT (this “Amendment”) is made as of the 8th day of March, 2010 among:

(a) CORE MOLDING TECHNOLOGIES, INC., a Delaware corporation (“Core Molding”);

(b) CORECOMPOSITES DE MEXICO, S. DE R.L. DE C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico (“Core Mexico” and, together with Core Molding, collectively, “Borrowers” and, individually, each a “Borrower”);

(c) the Lenders, as defined in the Credit Agreement, as hereinafter defined; and

(d) KEYBANK NATIONAL ASSOCIATION, as the lead arranger, sole book runner and administrative agent for the Lenders under the Credit Agreement (“Agent”).

WHEREAS, Borrowers, Agent and the Lenders are parties to that certain Credit Agreement, dated as of December 9, 2008, that provides, among other things, for loans and letters of credit aggregating Thirty-Four Million Eleven Thousand Fifty-Six and 15/100 Dollars ($34,011,056.15), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, Borrowers, Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrowers, Agent and the Lenders agree as follows:

1. Amendment to Definitions. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Consolidated EBITDA” and “Consolidated Fixed Charges” therefrom and to insert in place thereof, respectively, the following:

“Consolidated EBITDA” means, for any period, as determined on a Consolidated basis and in accordance with GAAP, (a) Consolidated Net Earnings for such period plus, without duplication, the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Charges, (iv) reasonable non-recurring non-cash losses not incurred in the ordinary course of business, (v) non-cash compensation expenses recognized under Statement of Financial Accounting Standards 123R in connection with Core Molding’s equity incentive stock option plan and restricted stock grants; (vi) transition and relocation costs incurred in construction of the Mexican Project (up to an aggregate amount not to exceed Three Million Two Hundred Thousand Dollars ($3,200,000) from September 1, 2008 through July 31, 2009), (vii) non-cash post-retirement expenses minus retirement benefits paid in cash, and (viii) transition and relocation costs incurred between February 1, 2010 and September 30, 2010 in connection with the Press Transfers (up to an aggregate amount not to exceed Two Million Dollars ($2,000,000)); minus (b) to the extent included in Consolidated Net Earnings for such period, non-recurring gains not incurred in the ordinary course of business.

“Consolidated Fixed Charges” means, for any period, on a Consolidated basis and in accordance with GAAP, the aggregate, without duplication, of (a) Consolidated Interest Expense (including, without limitation, the “imputed interest” portion of Capitalized Lease Obligations, synthetic leases and asset securitizations, if any, but excluding any measure of ineffectiveness related to interest rate swaps and amortization of loan origination and issuance costs), (b) Consolidated Income Tax Expense, (c) scheduled principal payments of long-term Consolidated Funded Indebtedness (other than scheduled principal payments of the Mexican Loan that were prepaid by Core Molding or any of its Subsidiaries one year (or longer) prior to the due date of such principal payment), (d) Capital Distributions, and (e) Consolidated Unfunded Capital Expenditures; provided that, for the purposes of calculating the Fixed Charge Coverage Ratio (i) Consolidated Unfunded Capital Expenditures shall exclude capital expenses incurred between February 1, 2010 and September 30, 2010 in connection with the Press Transfers (up to an aggregate amount not to exceed Two Million Dollars ($2,000,000)), and (ii) on and after the Capital Expenditure Modification Date, Consolidated Unfunded Capital Expenditures shall be deemed to be Two Million Dollars ($2,000,000) for the most recently completed four fiscal quarters of Core Molding.

2. Additions to Definitions. Section 1.1 of the Credit Agreement is hereby amended to add the following new definition thereto:

“Press Transfers” means the relocation of certain products to Borrowers’ facility on the Mexican Real Property, as described in the 1st Addendum to the Comprehensive Supply Agreement with Navistar, Inc., dated January 28, 2010, a copy of which has been delivered to Agent. The relocation includes the transport and installation of up to five presses, as more specifically identified on Schedule 5.12 hereto, from Columbus, Ohio to the Mexican Real Property; provided that the ownership of such presses shall remain with the current owner of such presses (as set forth on Schedule 5.12 hereto). Core Molding may elect to purchase, transport and install two used presses in lieu of transferring two of the five presses from Columbus, Ohio.

3. Amendment to Prepayment Provisions. Section 2.11(a)(i) of the Credit Agreement is hereby amended to delete the last sentence therefrom and to insert in place thereof the following:

Each prepayment of (A) the Term Loan or the Capex Term Loan shall be applied to the principal installments thereof in the inverse order of their respective maturities, and (B) the Mexican Loan shall be applied to the principal installments thereof in the order of their respective maturities.

4. Amendment to Schedules. The Credit Agreement is hereby amended to add a new Schedule 5.12 (Press Transfers) thereto, in the form of Schedule 5.12 hereto.

5. Retroactive Consent to Modification to Amortization Schedule of Mexican Loan. The amortization schedule in Section 2.5 of the Credit Agreement and the Mexican Note contemplated that Core Mexico would borrow the full amount of the Mexican Loan Commitment prior to Mexican Line Conversion Date. As of the date hereof, the principal amount of the Mexican Loan outstanding is Six Million Four Hundred Thousand Dollars ($6,400,000), which is One Million Six Hundred Thousand Dollars ($1,600,000) less than Mexican Loan Commitment. No further Mexican Draw Disbursements are permitted under the Credit Agreement or the other Loan Documents. As a result of the foregoing, Borrowers have requested that Agent and the Lenders forgo the principal payment due January 31, 2010, so that the first principal payment will be due on January 31, 2011, and that all principal payments thereafter will be due as set forth in Section 2.5 of the Credit Agreement and the Mexican Note (the “Amortization Schedule Modification”). Agent and the Lenders hereby retroactively consent, effective as of January 30, 2010, to the Amortization Schedule Modification, on the conditions that no Default or Event of Default exists under the Credit Agreement or the other Loan Documents as of the date hereof. This Amendment shall serve as evidence of such consent. The consent contained in this Section 5 shall not be deemed to waive or amend any other provision of the Credit Agreement or the Loan Documents and shall not serve as consent to, or amendment of, any other matter inconsistent with the terms and conditions of the Credit Agreement or any other Loan Documents. All of the terms of the Credit Agreement and the other Loan Documents remain in full force and effect, and the respective obligations of Borrowers thereunder are legal, valid, binding and enforceable against Borrowers.

6. Consent to the Press Transfers. Borrowers have requested that Agent and the Lenders consent to the Press Transfers. Agent and the Lenders hereby consent to the Press Transfers, so long as (a) at the time of each such transfer, no Default or Event of Default shall then exist or thereafter shall begin to exist under the Credit Agreement or any other Loan Document, (b) the aggregate amount of transition and relocation costs incurred by Borrowers between February 1, 2010 and September 30, 2010 in connection with the Press Transfers is not greater than Two Million Dollars ($2,000,000), and (c) the Press Transfers are completed by no later than September 30, 2010. This Amendment shall serve as evidence of such consent. The consent contained in this Section 6 shall not be deemed to waive or amend any other provision of the Credit Agreement or the Loan Documents and shall not serve as consent to, or amendment of, any other matter inconsistent with the terms and conditions of the Credit Agreement or any other Loan Documents. All of the terms of the Credit Agreement and the other Loan Documents remain in full force and effect, and the respective obligations of Borrowers thereunder are legal, valid, binding and enforceable against Borrowers.

7. Closing Deliveries. Concurrently with the execution of this Amendment, Borrowers shall:

(a) deliver to Agent an executed copy of the 1st Addendum to the Comprehensive Supply Agreement with Navistar, Inc., dated January 28, 2010;

(b) cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement; and

(c) pay all legal fees and expenses of Agent in connection with this Amendment.

8. Representations and Warranties. Borrowers hereby represent and warrant to Agent and the Lenders that (a) Borrowers have the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrowers with respect to the provisions hereof; (c) the execution and delivery hereof by Borrowers and the performance and observance by Borrowers of the provisions hereof do not violate or conflict with the Organizational Documents of Borrowers or any law applicable to Borrowers or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrowers; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) Borrowers are not aware of any claim or offset against, or defense or counterclaim to, Borrowers’ obligations or liabilities under the Credit Agreement or any Related Writing; and (g) this Amendment constitutes a valid and binding obligation of Borrowers in every respect, enforceable in accordance with its terms.

9. No Course of Dealing. Borrowers acknowledge and agree that this Amendment is not intended, nor shall it, establish any course of dealing with respect to the various provisions amended herein, or otherwise, among Borrowers, Agent and the Lenders that is inconsistent with the express terms of the Loan Documents.

10. Waiver and Release. Borrowers, by signing below, hereby waive and release Agent and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims of which Borrowers are aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

11. References to Credit Agreement and Ratification. Each reference that is made in the Credit Agreement or any other Related Writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Related Writing.

12. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

13. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

14. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

15. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

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11507751.8JURY TRIAL WAIVER. BORROWERS, AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT’S OR ANY LENDER’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS, AGENT AND THE LENDERS.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment in Columbus, Ohio as of the date first set forth above.

CORE MOLDING TECHNOLOGIES, INC. By: /s/ Herman F. Dick, Jr. Name: Herman F. Dick, Jr. Title: V.P., Secretary, Treasurer & CFO
CORECOMPOSITES DE MEXICO, S. DE R.L. DE C.V. By: /s/ Herman F. Dick, Jr. Name: Herman F. Dick, Jr. Title: Attorney in Fact
KEYBANK NATIONAL ASSOCIATION, as Agent and as a Lender By: /s/ Roger D. Campbell Name: Roger D. Campbell Title: SVP

ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing Fourth Amendment Agreement dated as of March 8, 2010. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

The undersigned hereby waive and release Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF AGENT AND LENDERS TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN BORROWER, AGENT AND LENDERS.

CORE COMPOSITES CINCINNATI, LLC By: /s/ Herman F. Dick, Jr. Name: Herman F. Dick, Jr. Title: V.P., Secretary, Treasurer & CFO	CORE COMPOSITES CORPORATION By: /s/ Herman F. Dick, Jr. Name: Herman F. Dick, Jr. Title: V.P., Secretary, Treasurer & CFO
CORE AUTOMOTIVE TECHNOLOGIES LLC By: Core Molding Technologies, Inc., Its sole member By: /s/ Herman F. Dick, Jr. Name: Herman F. Dick, Jr. Title: V.P., Secretary, Treasurer & CFO

SCHEDULE 5.12

PRESS TRANSFERS

1. Press with identification number 220, owned by Core Molding Technologies, Inc.

2. Press with identification number 219, owned by Core Molding Technologies, Inc.

3. Press with identification number 217, owned by Core Molding Technologies, Inc.

4. Press with identification number 208, owned by Core Molding Technologies, Inc.

5. Press with identification number 201, owned by Core Molding Technologies, Inc.